Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We consent to the incorporation by reference of our reports dated March 5, 1998 on our audits of the consolidated financial statements of Equity Corporation International (the "Company") as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 and on the financial statement schedule included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."



                                                 /s/ Coopers & Lybrand L.L.P.

                                                 COOPERS & LYBRAND L.L.P.

Houston, Texas
April 1, 1997